Oxy Vinyls Canada Co.

PURCHASE ORDER

THIS NUMBER MUST APPEAR ON ALL PACKAGES, INVOICES, TRANSPORTATION PAPERS AND CORRESPONDENCE.

PURCHASE ORDER NO. CHANGE NO.

4501597823

DATE 05/05/2011 PAGE 1 OF 2

ADDRESS CORRESPONDENCE REGARDING THIS ORDER TO:

Guadagna, K
OCCIDENTAL CHEMICAL CORP
PO Box 344
NIAGARA FALLS NY 14302
USA
TEL: 716-278-7025
FAX: 713-985-8871

TO:

JBI INC
1783 ALLANPORT RD
THOROLD ON L0S 1K0
CANADA

DELIVER TO:

Niagara Falls (Ontario) Plant
Oxy Vinyls Canada Co.
8800 Thorold Townline Road
THOROLD ON L2E 6S5
CANADA

Payment terms: Net 35 Days
Shipping Terms: FOB DEST FRT PREPAY & ADD

-- IMPORTANT -- -- IMPORTANT -- -- IMPORTANT -- --

PLEASE CONFIRM: PRICE, SHIP DATE, & YOUR ORDER CONFIRMATION NO.

BY RETURN FAX TO: KAREN GUADAGNA, WNY REGIONAL PURCHASING

E-Mail Address: [redacted]

PHONE NO: 716-278-7025
FAX NO: 713-985-8871

The Purchasing Order number must be referenced on all invoices and paperwork.
Also, please include the "Material" number below (if applicable) on all packing slips.

Item	Material / Order qty.	Unit	Description	Unit Value	Net Value
00010	44529 / 1,293.380	MIL BTU"s			
	33,999.832	1		0.69	23,459.88

LOW SULFUR #2 FUEL OIL

LOW SULFUR #2 FUEL OIL

34000 L @ .69/L

Delivery Date: 05/09/2011

INVOICE TO:

Accounts Payable Department
P.O. BOX 1727
Addison, TX 75001-1727

ATTN: Niagara Falls (Ontario) Plant
Oxy Vinyls Canada Co.

A/P Phone Number 800-699-6623

THIS ORDER EXPRESSLY LIMITS ACCEPTANCE TO THE TERMS ON THE FACE AND AS ATTACHED, AND ANY ADDITIONAL OR DIFFERENT TERMS PROPOSED BY THE SELLER ARE OBJECTED TO AND REJECTED UNLESS EXPRESSLY ASSENTED TO IN WRITING BY THE BUYER.

APPROVED: ______________________
Occidental Chemical Corporation as Agent for Oxy Vinyls Canada, Co.

ACCEPTED: ______________________
SELLER

Oxy Vinyls Canada Co.

PURCHASE ORDER CONTINUATION

TO:

JBI INC
1783 ALLANPORT RD
THOROLD ON L0S 1K0
CANADA

PURCHASE ORDER NO. 4501597823

CHANGE NO.

DATE 05/05/2011

Item	Material / Order qty.	Unit	Description	Unit Value	Net Value
			Total net value excl. tax USD		23,459.88

OCCIDENTAL CHEMICAL CORPORATION

PURCHASE ORDER / CANADA

Terms and Conditions

1. ACCEPTANCE - Seller's acceptance of this Order is expressly limited to the terms and conditions contained herein. If prior to signing this Order, Seller ships any material, commences any work or performs any service covered by this Order, that shipment, work or material shall be governed by this Order.

2. ENTIRE AGREEMENT - This Order, together with any documents attached hereto or incorporated herein by reference, constitutes Seller's and Buyer's entire understanding about the work, services and/or goods described herein (singly or collectively, the "Goods"). None of Seller's inconsistent and/or additional terms and conditions submitted in acknowledging this Order or in releases, invoices or other documents shall apply to this Order.

3. PRICES AND TAXES - This Order's prices shall not be increased without Buyer's written consent which shall be at Buyer's option. Buyer shall receive the benefit of any general reductions in Seller's prices prior to delivery. Buyer shall not be charged higher prices than Seller's other customers who purchase similar amounts.

The Order's prices include all taxes. Seller shall (a) promptly pay all applicable federal, provincial and local taxes in effect at the time of sale hereunder and (b) indemnify and hold Buyer harmless from any claims arising therefrom.

Buyer may notify Seller that Buyer has received an offer ("Lower Offer") to sell Buyer work, services and/or goods similar to the Goods. If (a) Buyer's cost of purchasing under that Lower Offer would be less than this Order's applicable price after giving effect to all discounts and rebates and (b) the other terms of that Lower Offer (except for quantity) are substantially similar to the terms of this Order, Seller shall, within 10 days of receipt of such notice, either (i) reduce this Order's price to meet such lower cost for the term and quantity covered by the Lower Offer or for the remaining term and quantity under this Order, whichever is less, or (b) permit Buyer to accept the Lower Offer by reducing this Order's quantity accordingly.

4. INVOICES - Seller's invoices shall: (a) specify Buyer's order number; (b) separately itemize taxes and its registration number for purposes of goods and services tax; (c) be rendered separately for each delivery and indicate whether it is a "Partial Billing" or "Final Billing"; (d) clearly identify the Goods provided; and (e) include proper support documents. Any payment or cash discount period will begin on Buyer's invoice receipt date, and the discount period will be extended by the number of days of delay caused by errors in any invoice.

5. WARRANTIES - Seller warrants that all Goods shall be merchantable, free from defects in material and workmanship (unless due to Buyer's design) and shall conform to the specifications herein. If Seller designs or manufactures any Goods specifically for Buyer, Seller also warrants that such Goods will be fit for the particular purposes intended by Buyer. Seller shall repair or replace any Goods which (a) fail to conform to this Order or (b) become defective within the latest of (i) one year of installation; (ii) 18 months from the date of shipment, or (iii) any applicable warranty period herein. This obligation to repair or replace shall include, without limitation, Seller bearing all costs of disassembling, removal, inspection, reinstallation, retesting and transportation. If Seller fails to promptly repair or replace such Goods, Buyer, after reasonable notice, may do so at Seller's expense. Seller warrants that at the time of delivery, the Goods will be free and clear of all liens, charges and encumbrances of any kind.

6. PAYMENT: Payment terms are calculated from Buyer's receipt of an acceptable invoice. Unless otherwise prohibited by applicable law or regulation, Buyer's payment method shall be ACH (electronic direct deposit) into Seller's account. Seller shall provide to Buyer all information necessary to make such payment, including the name and location of the financial institution and the name and number of the bank account.

Buyer may withhold any payment or part thereof which Buyer reasonably deems necessary to indemnify it from actual or potential losses such as losses due to, but not limited to, defective work, third party claims, failure to make payments reasonably due third parties, damage to Buyer or another contractor or failure to deliver the Goods in accordance with this Order. Any payments so withheld shall be paid to Seller upon Buyer's receipt of satisfactory evidence of completed corrective action.

Seller's acceptance of the final payment, shall constitute Seller's waiver and release of all of Seller's claims against Buyer.

7. QUANTITY - Buyer is only obligated to purchase the quantity stated herein. Buyer may return any excess Goods at Seller's expense.

8. PACKING, SHIPPING & DELIVERY - When Seller ships Buyer a package, that package shall: (a) be numbered and labeled with Buyer's order number, stock number, contents and weight; (b) contain an itemized packing slip and a material safety data sheet if one is available for the Goods; (c) be properly packed, marked and shipped to meet the requirements of the common carrier, provide for efficient handling and insure adequate protection against damage to the Goods; and (d) be shipped and routed in accordance with Buyer's Instructions. Unless otherwise specified, Seller's shipments shall be declared at the value with the lowest transportation charge. Seller shall send Buyer an original bill of lading or a signed delivery receipt with Seller's invoice as evidence of shipment. Buyer shall not pay for packing, crating, freight, express cartage or other additional costs unless specified herein.

If any Goods are not delivered within the time(s) specified herein, Buyer may, at its sole option, (i) refuse to accept such Goods and terminate this Order or (ii) cause Seller to ship such Goods by the most expeditious means of transportation at no additional cost to Buyer.

9. TIMELINESS - Time is of the essence to Buyer.

10. SPECIAL ITEMS - The Goods shall include "jigs" forms and tools that (a) Seller makes or acquires in performance of the Order and (b) are directly or indirectly paid for by Buyer.

11. CHANGES - At any time, Buyer may specify additions, deletions or modifications (collectively "Changes") to the Work Documents, to the quantities of Goods, or to any other condition or term of this Order, in writing or orally with a prompt written confirmation. Thereafter, Seller shall promptly advise Buyer of the extent to which the Change will cause an increase or decrease in the cost to Seller or the time required for Seller to perform under this Order, and Buyer will determine whether it wishes to proceed with the change on that basis. Buyer will notify Seller of such determination and that change, if any, will be performed by Seller in accordance therewith.

Seller shall give Buyer prior notice of any change to Seller's or its subcontractor's manufacturing process that could affect the Good's performance characteristics; provided, however, that all Goods shall be manufactured to the specifications of this Order.

12. CANCELLATION FOR CONVENIENCE - Buyer may cancel this Order or any part thereof for any reason and at any time by giving Seller written notice ("Cancellation Notice"). Upon receipt of a Cancellation Notice, Seller shall protect all property in its possession in which Buyer has an interest, shall terminate all work and commitments pursuant to this Order as quickly and effectively as possible and promptly provide written proof thereof to Buyer.

Buyer shall pay Seller that percentage of the price corresponding to the percentage of the work performed prior to Seller's receipt of the Cancellation Notice less all amounts previously paid, plus actual direct costs reasonably necessitated by the resulting cancellation. Seller shall not be paid for any work done after Seller receives the Cancellation Notice, or for any costs incurred by Seller's suppliers or subcontractors which Seller could reasonably have avoided, or for any other amounts not explicitly provided for in this section. At Buyer's request, Seller shall promptly ship to Buyer all materials paid for by Buyer.

13. TERMINATION FOR DEFAULT -Seller shall be in default of, and have materially breached, this Order in the event of: (a) any proceedings by or against Seller under any law relating to bankruptcy; insolvency arrangement or reorganization of debts, or the appointment of a representative for the benefit of Seller's creditors or for all or a substantial portion of its assets; (b) refusal or failure of Seller to deliver the Goods or perform the services as scheduled or specified herein; (c) Seller's failure to make progress so as to endanger performance of this Order in accordance with its terms; or (d) Seller's failure to perform any other provision of this Order. If Seller does not cure any such default within a period of 10 days after notice thereof, or such longer period as Buyer may authorize in writing, then by written notice to Seller, Buyer may terminate this Order or any part thereof. In such event Buyer shall not be liable to Seller for payment of any amount other than for the value of any partial shipment of Goods received and accepted by Buyer, and Seller shall be liable to Buyer for any and all damages arising out of the default which gave rise to the termination.

14. BUYER'S RIGHTS & REMEDIES - This Order's termination or cancellation by Buyer shall not prejudice any claim for damages or non-performance Buyer would otherwise have against Seller. The rights and remedies of Buyer set forth in this Order are not exclusive and are in addition to all other rights and remedies of Buyer.

15. ASSURANCE OF PERFORMANCE - If a party (the "Demanding Party") has reasonable grounds for insecurity about the other party's performance of this Order, the Demanding Party may make a demand for an adequate assurance of due performance (the "Assurance") from the other party. This demand must be in writing and must state the grounds for the insecurity as well as the information that causes the Demanding Party to consider itself insecure and the sources of such information. Upon receipt of such a demand, the other party shall promptly give an Assurance that is adequate under the circumstances. The Demanding Party may (a) suspend its performance under this Order until the Demanding Party receives that Assurance and (b) terminate this Order (without liability to the other party and without prejudice to any other rights or remedies it may have) if the Demanding Party does not promptly receive such Assurance.

16. INSTALLATION - If any of the Goods require, in connection with the installation or start-up thereof, the services of a supervisor, expert, or other person employed by or connected with Seller, Seller shall furnish the same without charge unless explicitly provided for herein. Such person shall not be deemed to be the agent or employee of Buyer, and Seller shall be exclusively responsible for that person's acts or omissions.

17. INSPECTION/REJECTION/AUDIT - Seller shall provide any and all information pertinent to this Order to Buyer and its agents and shall allow them to have access to Seller's and/or Seller's subcontractor(s)'s facilities at all reasonable times, for Buyer to witness the progress of the Work, inspect the materials being used and expedite the Goods. Seller shall provide sufficient, safe and proper facilities for such access inspection and expedition. Neither Buyer's approval of Seller's proposed design, product specifications, test plans and/or procedures, manufacturing processes, methods, tooling or facilities, nor Buyer's inspection, failure to inspect, expedition, failure to expedite, acceptance of delivery, payment or use of the Goods, shall relieve Seller of any of its obligations hereunder. Final inspection, testing and acceptance shall be at Buyer's plant or other places designated by Buyer in writing. Buyer may reject any Goods which fail to conform to any instruction or the Work Documents, and such Goods shall be returned to Seller at Seller's expense.

Buyer shall have the right to inspect (at any time) all records of Seller relating to the Goods. Seller shall maintain all such records for a period of two years after final payment hereunder and shall make them promptly available to Buyer upon its request.

18. HAZARDOUS MATERIALS OR SUBSTANCES - Seller shall notify Buyer in advance of shipment, or at any other time it becomes known, if the Goods are or could be considered hazardous or dangerous. Seller shall advise Buyer of the hazards associated with the handling, use, storage or disposal of the Goods and/or any by-products thereof, and shall furnish Buyer with copies of all relevant information concerning the physical, chemical and toxicological properties of the Goods, and emergency steps to be used in the event of a health, safety, or environmental incident involving the Goods.

19. WORK DOCUMENTS - All specifications, designs, technical data, reports, blue prints, drawings, patterns, etc. (the "Work Documents"), customized tooling and dies prepared or constructed by Seller pursuant to this Order shall be Buyer's property and shall be released to Buyer upon the completion of deliveries hereunder or upon termination or cancellation of this Order.

20. INVENTIONS AND PROPRIETARY INFORMATION - Seller grants and assigns to Buyer all right, title and interest in and to any invention, discovery or improvement conceived or reduced to practice in connection with the design or other work or services performed under this Order and also waives all moral rights unto any copyright relating thereto. Seller shall keep signed, witnessed and dated written records of all such inventions, discoveries, or improvements, shall furnish Buyer promptly with complete information in respect thereof, and shall, at Seller's expense, execute assignments of any patent applications and any other papers that Buyer requests in obtaining patents or which may relate to any litigation, opposition, protest or interference and/or controversy in connection therewith. All drawings, reports, designs, technical data and all other information emanating from the work or services rendered by Seller hereunder ("Seller Developed Information") shall be provided to Buyer and shall become its sole property.

All Seller Developed Information, and all information becoming known to Seller concerning Buyer's inventions, discoveries, improvements or methods, business plans, ventures or practices, enterprises, explorations, mining information, manufacturing or other plant design, location of operation, or any other information affecting the business operations of Buyer ("Buyer's Proprietary Information") shall be maintained confidential by Seller and shall not be published, disseminated, revealed in any manner or to any party, or used in the production, manufacture or operation of any other article, material, mine,

plant, business or the performance of services without first obtaining Buyer's written consent, except in the performance of work or services under this Order; provided, however, that this paragraph shall not apply to Buyer's Proprietary Information which (a) was known to Seller at the time same was obtained directly or indirectly from Buyer, (b) is acquired by Seller from a third party which is not under obligation of secrecy to Buyer, (c) is or becomes published or otherwise in the public domain other than by Seller's breach of this Order, or (d) concerns the income tax treatment of this transaction or is materials of any kind (including opinions or other tax analyses) provided to Seller and relating to such income tax treatment or structure. Seller shall be fully responsible for all Buyer's Proprietary Information in Seller's possession and promptly upon completion of work or services, or on demand, Seller shall return all documents containing such Buyer's Proprietary Information and reproductions therefrom to Buyer.

Notwithstanding anything to the contrary in this Section, Seller may disclose Buyer's Proprietary Information pursuant to the requirement of any government or any agency, department or court thereof; provided, however, that Seller shall only disclose such information as it is legally compelled to disclose and shall use reasonable commercial efforts to obtain an order or other reliable assurance that confidential treatment shall be accorded to the disclosed information and Seller shall provide notice of such disclosure to Buyer.

21. PATENT INDEMNITY - Seller shall indemnify and hold harmless Buyer, its affiliates, successors, assigns, agents, users and purchasers of the Goods from and against any liability, loss or damage, including, without limitation, costs and expenses (including, without limitation, attorneys' fees), which may be incurred on account of any suit, claim, judgment or demand involving infringement or alleged infringement of any patent rights, copyrights or unauthorized use of trade secrets or proprietary information, in the manufacture, use or disposition of any article or material supplied hereunder, or the use of any process in the performance of services hereunder, the design for which article, material or process were not supplied by Buyer. If Buyer so requests, Seller shall defend or settle at Seller's expense any suit or proceeding against Buyer alleging such infringement. Buyer may assume its own defense in any such suit or proceedings, in which event the foregoing indemnity and agreement to hold Buyer harmless shall extend to all of Buyer's costs, expenses and losses therein including, without limitation, attorneys' fees and litigation costs.

22. INDEMNIFICATION - To the fullest extent permitted under applicable law, Seller indemnifies, defends and holds harmless Buyer, its affiliates, their agents, employees and representatives, from and against all liabilities, claims, demands, losses, damages, costs and expenses, including, without limitation, attorneys' fees, amounts paid in settlement and litigation costs, concerning injury or damage of any kind to person(s) or property(ies) alleged to be caused by, resulting from or attributable to defective material or workmanship in any goods, or any act or omission of Seller, its employees or representatives and regardless of any concurrent or contributing fault of Buyer. If Seller's employees or other representatives enter upon premises occupied by or under control of Buyer or any of its customers, affiliates or suppliers in the course of performance of this Order, Seller shall take all necessary precautions to prevent the occurrence of injury or death to any person or damage to any property arising out of the acts or omissions of such employees or representatives.

To the fullest extent permitted under applicable law, Seller indemnifies, defends and holds harmless Buyer from and against all liabilities, claims, demands, damages, costs and expenses, including, without limitation, attorneys' fees, amounts paid in settlement and litigation costs, relating to any claim or lien for labor performed or material furnished or relating to any security interest or other kind of lien, charge or encumbrance arising directly or indirectly out of or in connection with this Order. Seller shall promptly discharge its obligations to its laborers, materialmen, subcontractors and creditors and shall ensure that its subcontractors do likewise to theirs. Buyer may pay directly to a third party the amount of any claim against Seller in connection with the performance of this Order, or pay to a surety the amount charged by the surety to remove a lien by bonding or other procedures, in which event the amount so paid as well as related costs including, without limitation, attorneys' fees, amounts paid in settlement and litigation costs may be withheld from sums due Seller hereunder, or if not so withheld then such amount shall be paid by Seller to Buyer upon demand by Buyer.

This Section shall survive termination or expiration of this Order notwithstanding any payment or settlement between the parties unless such settlement is in writing and explicitly refers to this Section.

SELLER ACKNOWLEDGES THAT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ITS LIABILITY AND INDEMNITY OBLIGATIONS UNDER THIS SECTION SHALL BE WITHOUT REGARD TO THE NEGLIGENCE OF BUYER, WHEN BUYER'S NEGLIGENCE IS A JOINT, CONCURRENT, OR A PARTIAL CAUSE OF THE INCIDENT, OCCURRENCE OR RESULTING LOSS, DESTRUCTION, DAMAGE, INJURY, SICKNESS, DISEASE OR DEATH, AND WITHOUT MONETARY LIMIT TO THE EXTENT PERMITTED BY LAW. IT IS THE PARTIES' INTENTION THAT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THIS SECTION'S INDEMNIFICATION IS INTENDED TO EXPRESSLY INDEMNIFY BUYER FOR THE CONSEQUENCES OF ITS OWN STRICT LIABILITY, NEGLIGENT ACTS AND OMISSIONS TO THE EXTENT EXPRESSLY PROVIDED HEREIN.

23. INSURANCE - At all times during the term of this Order, Seller shall obtain and maintain, at its sole cost and expense, commercial general liability, commercial automobile liability (if any motor vehicle is used in performing under this Order), and employer's liability insurance coverage. This insurance coverage's liability limits shall not be less than US $1,000,000 per occurrence or accident limits covering bodily injury and property damage. This required insurance coverage shall insure Buyer for any insurable assumption of liability undertaken by Seller pursuant to this Order.

Seller shall also secure any statutorily required worker's compensation, including coverage for occupational disease claims.

Seller's obligation to procure and maintain insurance pursuant to this Section, may be fulfilled by primary or excess insurance and deductibles or self insured retentions. Any such deductibles or self-insured retentions, shall be borne by, and be the sole responsibility of, Seller.

The insurance coverage required under this Order shall (a) be primary and non-contributing with any other insurance available to Buyer and (b) provide for a waiver of underwriters' rights of subrogation against Buyer on all such policies unless specifically prohibited by local statutory requirements. Buyer shall be named as an additional insured in the commercial general liability policy.

The insurance coverage required under this Order shall be additional security for Seller's liability and shall not limit such liability; nor shall such requirements be considered the ultimate amount or types of insurance Seller should carry.

Seller shall assure that if any of the above required insurance coverage is written with annual or policy term aggregate limits, there will be sufficient limits available to meet the per accident or occurrence limits required above throughout the term of this Order.

If requested by Buyer, Seller shall promptly furnish Buyer with insurance certificates or letter of self-insurance evidencing the coverages required by this Section. Seller agrees that it will not cancel, reduce, restrict, or materially change the policy in a negative way without giving Buyer thirty (30) days' advance written notice. Buyer may request verification of insurance evidenced in the certificates of insurance from Seller's insurance agent or broker, and Seller shall authorize and facilitate the prompt furnishing of that verification. Buyer's failure to request, or respond to, any deficient insurance certificate or letter of self-insurance received by Buyer shall not constitute a waiver of Buyer's rights, or Seller's insuring obligations, under this Section. No insurance certificate or other evidence of insurance will serve to amend the insurance requirements herein without consent of Buyer.

24. FORCE MAJEURE - Neither party shall be liable for any delay or inability in performing its obligations hereunder if (a) the delay or inability is due to an unforeseeable event beyond the reasonable control of such party such as, but not limited to, fires, strikes or other labor troubles (even if it is within a party's power to resolve), accidents, acts of God and delays of common carriers (a "Force Majeure Event") and (b) the affected party promptly notifies the other party about the Force Majeure Event.

A party shall not be required to remove or cure any Force Majeure Event if that removal or cure would involve additional expense or departure from its normal practices.

If a Force Majeure Event diminishes the quantity of available Goods, Seller shall provide Buyer with at least the portion of Goods available that Buyer would receive under a fair and equitable allocation among Buyer and Seller's other customers with written contracts.

25. LAWS AND REGULATIONS - All Goods, manufacture and transportation of the Goods, and any import or export of the Goods shall be in strict compliance with all applicable laws, rules, regulations, executive orders, requirements and ordinances ("Applicable Laws") of any governmental authority, whether federal, provincial or local, and the Responsible Care(r) initiative of the American Chemistry Council. At all times while Seller's employees or other representatives are on Buyer's premises, they shall act in strict compliance with all of Buyer's policies on safety, security and substance abuse. Prior to the delivery of any Goods, the performance of any work or the rendering of any services pursuant to this Order, Seller shall procure at its expense, all necessary permits, certificates and licenses, required by Applicable Laws, necessary for compliance therewith.

26. EMPLOYMENT - Seller shall not discriminate against any employee or applicant for employment for reasons of race, colour, ancestry, place of origin, creed, sex, age, ethnic origin, family status, disability or other grounds prohibited by law. Seller shall comply with all Applicable Laws relating to persons who directly or indirectly supply goods or services to the United States government as well as the Federal Government of Canada's Contractors Program regarding employment equity to the extent such rules, orders, regulation and programs are applicable.

Seller shall not employ any person employed by Buyer.

27. ASSIGNMENT - Seller shall not assign or delegate performance of all or any portion of this Order without Buyer's prior written approval. Any attempted assignment or delegation without such approval shall be void. If Buyer sells or transfers all or a portion of the facility(ies) covered by this Order, Buyer may assign all or the aliquot portion of this Order to that purchaser or transferee. All rights, benefits and warranties hereunder shall inure to, and be enforceable by, Buyer, its affiliates and assignees.

28. CONFLICT - In the event of any conflict or discrepancies among the provisions set forth herein, the order of precedence in resolving such conflict or discrepancies shall be (a) the typed terms on the face of this Order, (b) the attachments and (c) the printed terms including, without limitation, these terms and conditions. In case of any discrepancies or questions concerning the Work Documents, Seller shall refer to Buyer's purchasing department for decision, instructions, or interpretation.

29. WAIVER AND MODIFICATION - No claim of waiver, modification, supplement, amendment, consent or acquiescence with respect to any provision of this Order or the transactions contemplated hereunder shall be made against Buyer except on the basis of a written instrument executed by or on behalf of Buyer. No waiver of any of the provisions of this Order by Buyer shall be deemed or shall constitute a waiver of any other provision, nor shall any such waiver constitute a continuing waiver.

30. SEVERABILITY - If any provision of this Order is or becomes invalid, illegal, or otherwise void, the remaining provisions of this Order shall not be affected and shall continue in full force and effect. If such invalidity, illegality or voidness becomes known or apparent to a party, that party shall promptly notify the other party, and the parties shall promptly negotiate in good faith in an attempt to make appropriate changes to this Order to achieve as closely as possible, consistent with applicable law, the intent and spirit of that illegal, invalid or void provision, and in the event that, for any reason, such changes are not made, then the invalid, illegal or void provision shall be reformed so as to effect, to the fullest extent possible consistent with applicable law, the original intent and spirit of such invalid, illegal or void provision.

31. NOTICES - Any notice shall be sufficiently given when sent by courier, registered mail, postage prepaid, or telefacsimile and received by the recipient at the address set forth herein or such other address as the recipient may by notice designate to the other party.

32. HEADINGS - The section headings or titles are included for ease of reference only and do not affect any part of the text or affect its meaning or interpretation.

33. GOVERNING LAW AND JURISDICTION - This Order and any questions concerning its interpretation and enforcement shall be governed by the laws of the Province of Ontario (without giving effect to any conflict of laws principles). BOTH PARTIES CONSENT TO THE JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO AND TO SERVICE OF PROCESS OUTSIDE THE TERRITORIAL JURISDICTION OF SUCH COURTS. EACH PARTY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES ANY OBJECTION TO THE JURISDICTION, VENUE OR FORUM NON-CONVENIENS OF SUCH COURTS.

34. COUNTERPARTS - This Order may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same agreement.

35. LANGUAGE - The parties hereto confirm their desire that this Order and all documents relating to this Order, including notices, be written in the English language. Les parties aux présentes confirment leur volonté que cette convention de même que tous les documents y compris ou s'y rattachant soient rédigés en anglais.